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                                                                 EXHIBIT (E)(4)

                                     FORM OF
                             THIRD AMENDMENT TO THE
                             DISTRIBUTION AGREEMENT

         This Third Amendment is entered into as of the ___ day of _______, 2002 in order to amend the Distribution Agreement dated November 15, 1996 (the "Distribution Agreement"), as amended November 15, 1998 and May 3, 1999, by and between Kobren Insight Funds (the "Trust") on behalf of each of the funds listed on Schedule A to the Distribution Agreement and Kobren Insight Brokerage, Inc. (the "Distributor").

         WHEREAS, the Trust and the Distributor have entered previously into the Distribution Agreement; and

         WHEREAS, pursuant to Section 6 of the Distribution Agreement, the Trust and the Distributor wish to amend Schedule A of said Agreement.

         NOW, THEREFORE, the parties hereto agree to amend the Distribution Agreement as follows:

         1. Schedule A of the Distribution Agreement is hereby modified and amended to delete Kobren Moderate Growth Fund from the names of the series as follows:

         SCHEDULE A                                     SCHEDULE A AS AMENDED
         ----------                                     ---------------------
Kobren Growth Fund                                     Kobren Growth Fund
Kobren Moderate Growth Fund                            Delphi Value Fund
Kobren Delphi Value Fund

         2. All other terms and conditions of the Distribution Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date set forth above.

                              KOBREN INSIGHT FUNDS, on behalf of the Funds listed on Schedule A to the Distribution Agreement


                              By:
                                     ---------------------------
                              Name:
                                     ---------------------------
                              Title:
                                     ---------------------------

                              KOBREN INSIGHT BROKERAGE, INC.


                              By:
                                     ---------------------------
                              Name:
                                     ---------------------------
                              Title:
                                     ---------------------------